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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738
(Address of principal executive offices)	(Zip Code)

86-10-8518-2686
Registrant’s telephone number, including area cod

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Board of Directors of Big Sky Energy Corporation (the “Company”) has approved a compensation plan for executive officers and directors, based on current standards in the industry and the duties and responsibilities of the named Executive Officers, as follows:

Matthew Heysel – Chairman, Chief Executive Officer and Director – one year contract commencing January 1, 2005 based on US$25,000 per month, plus reasonable expenses incurred in carrying out the duties of his office.  In addition, Mr Heysel receives an award of 500,000 shares, pursuant to Article 7.1 of th 2000 Stock Award Plan (as amended), for past service with reduced or non-compensation.  Further, he is awarded 2,000,000 stock options  as outlined below.  Mr Heysel does not currently hold any options.

S.A. Sehsuvaroglu – President and Director– effective March 1, 2005, we concluded an employment contract with Mr Sehsuvaroglu to become our President with full responsibility for our operations and development.  Mr  Sehsuvaroglu is an energy industry veteran with extensive experience in international oil and gas operations, including several years in Kazakhstan.  His contract is based on US$395,000 gross per annum, plus reasonable expenses, until February 29, 2008.  In addition, he is awarded 4,000,000 stock options as outlined below.

Barry Swersky – Vice-President, New Ventures and Director – joined our Board of Directors on December 3, 2004, and serves as our Co-Chairman.  Trained as a lawyer, he has had leadership roles in numerous operating companies and in cultural organizations.  He has represented his country in numerous international events.  His business experience includes privatization of utility companies in Kazakhstan.  His contract is based on US$10,000 per month until March 31, 2006 and reasonable expenses.  In addition, he is awarded 200,000 options as outlined below.

Bruce Gaston – Director – joined our Board of Directors on December 3, 2004.  He brings extensive business, banking and financial experience in the former Soviet Union, Europe and Kazakhstan.  He has assisted in new equity financing for the Company, developed new credit arrangements and assists in the evaluation of new projects.  He serves as an independent director on the Audit Committee and also on the Nominating & Compensation Committee of the Board.  He receives a directors fee of US$4,000 per quarter and has been awarded 1,000,000 in stock options, as detailed below.

Philip Pardo – Director – joined our Board of Directors on December 3, 2004.   He brings extensive experience as a financial professional and as an educator.  He is currently Vice-Rector of Academic Affairs at the KAZAKH – British Technical University.  He chairs both the Audit Committee and the Nominating & Compensation Committee of the Board.  He receives a directors fee of US$4,000 per quarter and is awarded 200,000 in stock options as detailed below.

Thomas Milne – Chief Financial Officer and Director – Mr Milne has served as our Chief Financial Officer since April 2000.  He received no compensation in 2004.  He is awarded 250,000 shares under Article 7.1 of the 2000 Stock Award Plan (as amended).  In 2005, he receives $15,000 (Cdn) per month until June 30, 2005.

Consultants – The company employs consultants from time to time to provide specialized services.  The Company provides stock options to such consultants as part of their compensation.  Three consultants have been awarded 750,000 stock options, as detailed below.

Stock Options:

On December 3, 2004, the Company’s Shareholders approved a maximum number of Options available for issue of 15,000,000.  The new option grants bring total issued and outstanding options to 13,325,000 as of March 9, 2005.

Name	Office	No. of Shares	Exercise Price US$	Expiry
Matthew Heysel	Chief Executive Officer	2,000,000	0.50	03.08.08
Barry Swersky	Vice-President, New Ventures	200,000	0.50	03.08.08
Bruce Gaston	Director	1,000,000	0.50	03.08.08
Philip Pardo	Director	200,000	0.50	03.08.08
S.A. Sehsuvaroglu	President	4,000,000	0.50	03.08.08
Consultants (3)		750,000	0.50	03.08.08

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.66*	Consulting Agreement dated December 1, 2004, between Big Sky Energy Corporation and M.H. Financial Management Ltd.
10.67*	Consulting Agreement dated June 30, 2004, between Big Sky Energy Corporation and Daming Yang.
10.68*	Consulting Agreement dated December 1, 2004, between Big Sky Energy Corporation and Precise Details, Inc.
10.69*	Consulting Agreement dated October 1, 2004, between Big Sky Energy Corporation and Suntree Ltd.
10.70*	Consulting Agreement dated January 19, 2005, between Big Sky Energy Corporation and A.S. Sehsuvaroglu.

*  Copy of executed exhibits to be filed as amendment to Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       March 9, 2005

BIG SKY ENERGY CORPORATION

By: __/s/ Thomas Milne________________

Name:  Thomas Milne

Title:    Chief Financial Officer and Director